UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

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iMergent, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-32277	87-0591719
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1615 South 52nd Street, Tempe, AZ  85281
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (623) 242-5959

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 17, 2011, iMergent, Inc. (the “Company”) held its Annual Meeting of Stockholders in Tempe, Arizona. The following is a brief description of the matters voted on at the meeting, which are more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission, and a statement of the number of votes cast for, withheld and against and the number abstentions and broker non-votes with respect to each matter:

1.
The election of Craig Rauchle, Robert Kamm, and Anil Puri as directors of the Company for terms of two years, expiring at the Company’s Annual Meeting of Stockholders during 2013 or until their successors are duly elected and qualified:

Nominee	For	Against	Abstain
Craig Rauchle	6,177,175	363,675	-
Robert Kamm	6,296,224	244,626	-
Anil Puri	6,533,535	6,715	-

2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain
6,533,035	7,719	95

3.	The approval of a proposal to amend the Company’s 2003 Equity Incentive Plan:

For	Against	Abstain
5,512,579	735,802	292,648

4.	The approval, of the amendment of the Company’s certificate of incorporation to change the name of the Company from “iMergent, Inc.” to “Crexendo, Inc.”:

For	Against	Abstain
6,418,506	45,844	76,500

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Effective May 17, 2011 the Company amended its Articles of Incorporation to change the name of the corporation to Crexendo, Inc.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Amendment to Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iMergent, Inc

By:	/s/ Jonathan Erickson
Jonathan Erickson Chief Financial Officer

Date:  May 20, 2011